Exhibit 99.1

Emerge Energy Services Withdraws Distribution Guidance for Fiscal Year 2015

Southlake, Texas — September 24, 2015 — Emerge Energy Services LP (“Emerge Energy”) today announced that it is withdrawing its previously announced distribution guidance for the year ending December 31, 2015 due to difficult market conditions in its Sand and Fuel segments caused by prolonged downward pressure on oil and natural gas prices. Emerge Energy does not currently anticipate announcing any further distribution guidance for 2015.

About Emerge Energy Services LP

Emerge Energy Services LP (NYSE: EMES) is a growth-oriented limited partnership engaged in the businesses of mining, producing, and distributing silica sand, a key input for the hydraulic fracturing of oil and natural gas wells. Emerge Energy also processes transmix, distributes refined motor fuels, operates bulk motor fuel storage terminals, and provides complementary fuel services. Emerge Energy operates its sand segment through its subsidiary Superior Silica Sands LLC and its fuel segment through its subsidiaries Direct Fuels LLC and Allied Energy Company LLC.

Forward-Looking Statements

This release contains certain statements that are “forward-looking statements.” These statements can be identified by the use of forward-looking terminology including “may,” “believe,” “will,” “expect,” “anticipate,” or “estimate.” These forward-looking statements involve risks and uncertainties, and there can be no assurance that actual results will not differ materially from those expected by management of Emerge Energy Services LP. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Emerge Energy’s Annual Report on Form 10-K filed with the SEC. The risk factors and other factors noted in the Annual Report could cause actual results to differ materially from those contained in any forward-looking statement. Except as required by law, Emerge Energy Services LP does not undertake any obligation to update or revise such forward-looking statements to reflect events or circumstances that occur after the date hereof.

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